CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



March 22, 1999


Medisys Technologies, Inc.
Baton Rouge, Louisiana


We hereby consent to the use of our audit report dated April 9, 1998 with respect to the consolidated financial statements as of and for the periods ended December 31, 1997 in the Form S-8 registration statement of Medisys Technologies, Inc.



Jones, Jensen & Company